CERTIFICATION PURSUANT TO18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Small Business Company., a Delaware corporation (the “Company”), on Form 10-QSB for the quarter ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Larson, President, Chief Executive Officer, and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 31, 2008

/s/ David Larson
David Larson, President, Chief Executive Officer, and Director